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                                                                EXHIBIT (H)(17)

                               RESIGNATION
                               -----------

        I hereby resign as a director of Wicklund Holding Company, effective immediately.

                                   Erik G. Wicklund
                                   --------------------
                                   Erik G. Wicklund



                                   Date: 5/15/98
                                         --------------

                                Accepted as dated above
                                James N. Turek  C of B